Exhibit 99.(d)(3)

CERTIFICATE NO.	SHARES
1	3,400

ADVENT/CLAYMORE GLOBAL CONVERTIBLE SECURITIES & INCOME FUND

Organized Under the Laws of The State of Delaware

Auction Market Preferred Shares – Series T7

$.001 Par Value Per Share

$25,000 Liquidation Preference Per Share

Cusip No. [ ]

This certifies that Cede & Co. is the owner of 3,400 fully paid and non-assessable shares of Auction Market Preferred Shares, Series T7, $.001 par value per share, $25,000 liquidation preference per share, of Advent/Claymore Global Convertible Securities & Income Fund (the “Fund”) transferable only on the books of the Fund by the holder thereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the transfer agent and registrar.

A statement in full, of all the designations, preferences, qualifications, limitations, restrictions and special or relative rights of the shares of each class authorized to be issued, will be furnished by the Fund to any shareholders upon request and without charge.

IN WITNESS WHEREOF, the Fund has caused this Certificate to be signed by its duly authorized officers this [ ]th day of September, 2007.

THE BANK OF NEW YORK	ADVENT/CLAYMORE GLOBAL CONVERTIBLE
As Transfer Agent and Registrar	SECURITIES & INCOME FUND

By:	By:
Authorized Signature		Vice President

Attest:
Secretary

FOR VALUE RECEIVED,                                                 hereby sells, assigns and transfers unto                                                                                                                                                                                   Shares represented by this Certificate, and do hereby irrevocably constitute and appoint                                                      Attorney to transfer the said Shares on the books of the within named Fund with full power of substitution in the premises.

Dated	,

In presence of

Shares of Auction Market Preferred Shares evidenced by this Certificate may be sold, transferred, or otherwise disposed of only pursuant to the provisions of the Fund’s Agreement and Declaration of Trust and the Fund’s Amended and Restated Statement of Preferences.

The Fund will furnish to any shareholder, upon request and without charge, the Fund’s Agreement and Declaration of Trust and a full statement of the designations, preferences, limitations and relative rights of the shares of each class or series of capital stock of the Fund authorized to be issued, so far as they have been determined, and the authority of the Board of Trustees to determine the relative rights and preferences of subsequent classes or series. Any such request should be addressed to the Secretary of the Fund.

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Fund or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

CERTIFICATE NO.	SHARES
1	3,400

ADVENT/CLAYMORE GLOBAL CONVERTIBLE SECURITIES & INCOME FUND

Organized Under the Laws of The State of Delaware

Auction Market Preferred Shares – Series W7

$.001 Par Value Per Share

$25,000 Liquidation Preference Per Share

Cusip No. [ ]

This certifies that Cede & Co. is the owner of 3,400 fully paid and non-assessable shares of Auction Market Preferred Shares, Series W7, $.001 par value per share, $25,000 liquidation preference per share, of Advent/Claymore Global Convertible Securities & Income Fund (the “Fund”) transferable only on the books of the Fund by the holder thereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the transfer agent and registrar.

A statement in full, of all the designations, preferences, qualifications, limitations, restrictions and special or relative rights of the shares of each class authorized to be issued, will be furnished by the Fund to any shareholders upon request and without charge.

IN WITNESS WHEREOF, the Fund has caused this Certificate to be signed by its duly authorized officers this [ ]th day of September, 2007.

THE BANK OF NEW YORK	ADVENT/CLAYMORE GLOBAL CONVERTIBLE
As Transfer Agent and Registrar	SECURITIES & INCOME FUND

By:	By:
Authorized Signature		Vice President

Attest:
Secretary

FOR VALUE RECEIVED,                                                 hereby sells, assigns and transfers unto                                                                                                                                                                                   Shares represented by this Certificate, and do hereby irrevocably constitute and appoint                                                      Attorney to transfer the said Shares on the books of the within named Fund with full power of substitution in the premises.

Dated	,

In presence of

Shares of Auction Market Preferred Shares evidenced by this Certificate may be sold, transferred, or otherwise disposed of only pursuant to the provisions of the Fund’s Agreement and Declaration of Trust and the Fund’s Amended and Restated Statement of Preferences.

The Fund will furnish to any shareholder, upon request and without charge, the Fund’s Agreement and Declaration of Trust and a full statement of the designations, preferences, limitations and relative rights of the shares of each class or series of capital stock of the Fund authorized to be issued, so far as they have been determined, and the authority of the Board of Trustees to determine the relative rights and preferences of subsequent classes or series. Any such request should be addressed to the Secretary of the Fund.

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Fund or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.